SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

CROWN DYNAMICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-169501	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Steve Aninye
5400 Laurel Springs Pkwy
Suite 107
Suwanee GA 30024
Phone number: 1-800-268-1315

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.
113 Barksdale Professional Center
Newark, DE 19711
Tel. 302-266-9367
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
Phone: 619.688.1715
Fax: 619.688.1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CROWN DYNAMICS CORP.
Form 8-K
Current Report

ITEM 3.02.
UNREGISTERED SALES OF EQUITY SECURITIES

On February 21, 2012 Crown Dynamics Corp., a Delaware Corporation (the "Company") issued 50,000 restricted shares of the Company’s common stock to new Board Member M.L. Carr in exchange for future services.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 5.02
DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 21, 2012 the Company appointed M.L. Carr as a member Board of Directors of the Company.

The biography for Mr. Carr is set forth below:

M.L. Carr started his famed professional basketball career after graduating from Guilford College in 1973, where he was named All American and led his team to the NAIA Championship. Upon graduating, he was drafted by both the Kentucky Colonels from the American Basketball Association and the Kansas City Kings from the National Basketball Association.  The following season, he played for the Israel Sabras in the European Pro Basketball league, where he was named MVP for guiding his team to the championship. In 1975, Carr played for the Spirits of St. Louis in the ABA and was named to the ABA’s All-Rookie team.  When the ABA and NBA merged, he joined the NBA by playing for the Detroit Pistons from 1976-79, where he was selected to the All-Defense second team during the 1979 season, after leading the league in steals.

After being regarded as one of the top sought-after free agents in 1979, Carr signed with the Boston Celtics, where he played from 1979-85.  During his tenure with the Celtics, he won two NBA World Championships in 1981 and 1984.  He is best known for the steal and dunk he made in the 1984 NBA finals to seal the victory for the Celtics against the Lakers. He is also famous for waving a towel to fire up the fans and his teammates.

Carr later became Director of Basketball Operations for the Celtics in 1994. The following  year, he joined Red Auerbach as the only other Celtic to hold dual titles  as Director of Basketball Operations and Head Coach during the 1994-95 and 1996-97 seasons. After the 1997 season, he became the Celtics' Director of Corporate Development.  In 2004, Carr became a minority owner of the new NBA expansion franchise, the Charlotte Bobcats.

Since retiring from the Boston Celtics in 1985, Carr launched M.L. Enterprises, a sports marketing/motivational speaking/business consulting firm.  He became a spokesperson for such companies as Bank of Boston, New Balance Athletic  Shoe, Putnam Investments, Massachusetts Financial Services, ADAP (American Discount Auto Parts) and Tellos Clothing.  He is currently President of the Dream Company, LLC, a multi-faceted insurance marketing firm that provides affordable family protection, legacy giving and future planning protection.

Since his professional playing days, Carr has always made a strong commitment to give back to the community. He has received numerous awards for his community work including the President’s Citation Award for the “M.L. Carr Stand Tall Against Drugs Program,” Ten Outstanding Young Leaders Award, Dr. Martin  Luther King Image Award, Camille Cosby Award and Honorary Doctorate of Humane Letters from Salem State College to name a few.  He is also the founder of the M.L. Carr Scholarship Fund at Guilford College and the John Henry Carr Alzheimer’s and Aging Foundation.

Carr has served on several  Boards, including  CBS affiliate  Channel 7/Boston, New Balance Athletic Shoe, Inc., Guilford College, Family Violence Prevention Fund, YMCA and Davis Lee Companies.

Carr is the author of three books;  Don’t  Be Denied  (autobiography), Enough  is Enough  (a book of poetry exposing all forms of discrimination, racism, sexism and anti-Semitism) and Winning Through Persistence (a motivational  handbook).

Carr grew up in Wallace, North Carolina, and currently resides in Boston, Massachusetts and Huntsville, Alabama. He has three children and one granddaughter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN DYNAMICS CORP.
Date: February 22, 2012	By: /s/ Steve Aninye
Steve Aninye
Chief Executive Officer

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